Exhibit 10.2

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Amendment (this “Amendment”) to the Securities Purchase Agreement by and among the Company and the Purchasers dated as of December 30, 2005 (the “Agreement”), is made as of March 31, 2006 by and among Irvine Sensors Corporation, a Delaware corporation (the “Company”) and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Company is obligated to file a Registration Statement and to cause it to be declared effective by the Commission pursuant to the Agreement;

WHEREAS, the Company acknowledges that a failure to comply with its obligations relating to the Registration Statement described in Section 6.1(d) of the Agreement, and without limitation, the failure of the Registration Statement to be declared effective by the Commission by the Required Effectiveness Date, would be a default in the performance of a material obligation of the Company under the Agreement;

WHEREAS, pursuant to Section 6.1(d) of the Agreement the parties had agreed that, in addition to all other available remedies, the Company would pay certain payments (the “Event Payments”) for failure to perform the Events described in Section 6.1(d) of the Agreement; and

WHEREAS, the parties wish to amend the Agreement to eliminate any and all obligations of the Company to pay any Event Payments.

NOW, THEREFORE, the parties agree that Section 6.1(d) of the Agreement shall be amended and restated in its entirety to read as follows:

“(d) The Company shall: (i) file a Registration Statement on or prior to the Filing Date (if the Company files such Registration Statement without affording the Purchasers the opportunity to review and comment on the same as required by Section 6.2(a) hereof, the Company shall not be deemed to have satisfied this clause (i)); (ii) file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or will not be subject to further review; (iii) respond to any comments made by the Commission within 10 Trading Days after the receipt of such comments; (iv) cause a Registration Statement filed hereunder to be declared effective by the Commission by the Required Effectiveness Date; (v) after a Registration Statement is filed with and declared effective by the Commission, if such Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period, file within 10 Trading Days an amendment to such Registration Statement or a subsequent Registration Statement and cause it to be declared effective by the Commission; (vi) file an amendment to a Registration Statement with the Commission within ten Trading Days after the Commission’s having notified the Company that such amendment is required in order for such Registration Statement to be declared effective; and (vii) cause the Common Stock to be listed or quoted, and not to be suspended from trading on an Eligible Market for a period of three consecutive Trading Days or five Trading Days (which need not be consecutive) in any 180 day period. The Company shall not be in breach of this Section 6.1(d) to the extent any delays hereunder are caused by (i) the Purchasers or (ii) the Company’s independent auditors, if such delay is outside the control of the Company and not related to any action or inaction on the part of the Company, the Subsidiaries or any of their respective officers or directors.”

Except as specifically set forth in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be part of the Agreement as if contained therein.

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Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

IRVINE SENSORS CORPORATION

By:	/s/ JOHN J. STUART, JR.
Name: John J. Stuart, Jr.
Title: Sr. VP & Chief Financial Officer

PURCHASERS: PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ ARYEH DAVIS
Name: Aryeh Davis
Title: COO/General Counsel

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ ARYEH DAVIS
Name: Aryeh Davis
Title: COO/General Counsel